Exhibit 16.1

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PricewaterhouseCoopersLLP 125 High Street Boston MA 02110 Telephone (617) 530 5000 Facsimile (617) 530 5001

October 16, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by SeaChange International, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of SeaChange International, Inc. dated October 12, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP